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PROXY                          CAERE CORPORATION
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 13, 2000

The undersigned hereby appoints Robert G. Teresi and Blanche M. Sutter, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of Caere Corporation (the "Company") which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, on Monday, March 13, 2000, at 8:00 a.m., local time and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
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[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.
MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1

FOR  [ ]    AGAINST  [ ]    ABSTAIN  [ ]

1. To adopt the Agreement and Plan of Reorganization dated as of January 15, 2000, among ScanSoft, Inc., Caere Corporation and Scorpion Acquisitions Corporation, and to approve the merger of Caere with and into Scorpion Acquisitions Corporation as contemplated thereby.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

                                                      Please vote, date, and
                                                      promptly return this proxy
                                                      in the enclosed return
                                                      envelope, which is postage
                                                      prepaid if mailed in the
                                                      United States.

                                                      Please sign exactly as
                                                      your name appears herein.
                                                      If the stock is registered
                                                      in the names of two or
                                                      more persons, each should
                                                      sign. Executors,
                                                      administrators, trustees,
                                                      guardians, and
                                                      attorneys-in-fact should
                                                      add their titles. If
                                                      signer is a corporation,
                                                      please give full corporate
                                                      name and have a duly
                                                      authorized officer sign,
                                                      stating title. If signer
                                                      is a partnership, please
                                                      sign in partnership name
                                                      by authorized person.

Signature:  Date:  Signature:  Date: